UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 7 552 Lonsdale Street, Melbourne, Australia	3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 3 8393 1459

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry Into Material Definitive Agreement.

Item 5.01. Change in Control of Registrant.

Item 9.01. Exhibits.

On September 25, 2019 (“Effective Date”), Prevention Insurance.com (the “Company”) and Copper Hill, Assets Inc., a British Virgin Island company and the Company’s largest shareholder (“Copper Hill”), entered into a Loan Conversion Agreement pursuant to which Copper Hill converted and discharged certain outstanding loans to the Company in exchange for certain shares of the Company’s common stock. The amounts of the loan converted by Copper Hill and the shares of common stock issued to Copper Hill are as follows:

Amount Discharged by Copper Hill	Securities Issued to Copper Hill in Exchange

$372,823	5,000,000 shares of Common Stock

The discharge of the amount set forth above, which includes any accrued and unpaid interest, is effective as of the Effective Date. In addition, as of the Effective Date, Copper Hill shall be deemed the owner of the securities of the Company set forth above. Copper Hill forever waived and discharged any and all claims, demands and actions with respect to the amounts set forth above, including accrued and unpaid interest thereon.

Immediately prior to the transaction, Copper Hill owned 1,563,809 shares of common stock of the Company or 70% of the total issued and outstanding shares. There were no shares of preferred stock issued and outstanding prior to the transaction.

The Loan Conversion Agreement is attached hereto as Exhibit 10.3. The descriptions of the Loan Conversion Agreement are not complete, and are qualified in their entirety by reference to the respective agreements which are filed as exhibits hereto and incorporated herein.

After giving effect to the above described transaction, a total of 7,234,465 shares of the Company’s common stock and no shares of preferred stock are issued outstanding. Immediately prior to the transaction there were 2,234,465 shares of common stock and no shares of preferred stock issued and outstanding.

The following table gives effect to the transaction and lists, as of the date of this report, the number of shares of the Company’s common stock that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

2

As of the date of this report, the total authorized shares of common stock and preferred stock of the Company are 200,000,000 and 10,000,00, respectively.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Officers and Directors
Anthony Lococo (1)	6,563,809	90.7%
All officers and directors as a group (1 individual)	6,563,809	90.7%

Greater than 5% Shareholders
Copper Hill Assets Inc. (1)	6,563,809	90.7%

________

(1) Mr. Anthony Lococo, our sole officer and director, is a 10% shareholder and officer of Copper Hill Assets Inc (“Copper Hill”) and is deemed the beneficial owner of the shares of common stock held by Copper Hill. The address of Copper Hill is the address of the Company.

Exhibit	Description
10.3	Loan Conversion Agreement dated September 25, 2019 by and between Prevention Insurance.com and Copper Hill Assets Inc.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM (Registrant)

Date: September 30, 2019	By:	/s/ Anthony Lococo
Anthony Lococo
Chief Executive Officer

4